Exhibit 99.1

Delek US Holdings Reports Third Quarter 2010 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 3, 2010--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the third quarter 2010.

For the three months ended September 30, 2010, Delek US reported a net loss from continuing operations of $9.9 million, or ($0.18) per basic share, versus a net loss from continuing operations of $4.8 million, or ($0.09) per basic share, in the third quarter 2009. Excluding special items, the Company reported an adjusted net loss from continuing operations of $7.9 million, or ($0.15) per basic share, in the third quarter 2009. The Company reported no special items in the third quarter 2010.

During the third quarter 2010, the Company conducted unplanned maintenance on several process units at the Tyler refinery. The crude unit at Tyler was offline for approximately 14 days during late July and early August, resulting in lower throughputs and, subsequently, lower sales volumes at the refinery in the period, when compared to the third quarter 2009. While the refinery was offline, the Company expedited connectivity work associated with the Mobile Source Air Toxics II (MSAT II) project that was previously scheduled for late 2010. The Tyler refinery operated at normal rates during the month of September.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “Although our consolidated results were impacted by downtime at the refinery, our retail segment continued to perform well during the third quarter, as it did during the first half of 2010. Same-store fuel (gallons) and merchandise sales grew above year-ago levels, while retail fuel margins remained strong.”

“In recent weeks, we have renewed or extended maturities on more than $140 million in promissory notes with various lenders. In the coming months, we intend to refinance our retail segment credit facilities. These refinancings will support us in growing our core businesses, while maintaining ample financial flexibility,” Yemin concluded.

As of September 30, 2010, Delek US had $17.5 million in cash and $274.2 million in debt, resulting in a net debt position of $256.7 million.

Since 2006, Delek US has invested more than $400 million to improve the safety, efficiency and reliability of operations at the Tyler refinery. With the bulk of the planned regulatory spending at Tyler near completion, the Company currently anticipates that capital spending at Tyler in 2011 should be well below prior years.

Refining Segment

Refining contribution margin was ($1.1) million in the third quarter 2010, versus $8.4 million in the third quarter 2009.

Total throughput declined to 47,452 barrels per day in the third quarter 2010, versus 55,918 barrels per day in the third quarter 2009. Capacity utilization at the Tyler refinery was 75.5 percent in the third quarter 2010, versus 82.6 percent in the year-ago period. The year-over-year decline in utilization at Tyler was primarily attributable to maintenance conducted at several process units during the third quarter 2010.

Total production and barrels sold per day both declined in the third quarter 2010, when compared to the year ago period, as a result of the maintenance work conducted during the third quarter. Tyler produced 45,931 barrels per day in the third quarter 2010, versus 54,092 barrels per day in the prior-year period. Total sales volumes at Tyler declined to 46,500 barrels per day in the third quarter 2010, versus 54,266 barrels per day in the third quarter 2009.

Gulf Coast refining economics improved during the third quarter 2010, as evidenced by a nearly 17 percent increase in the benchmark Gulf Coast 5-3-2 crack spread, when compared to the year-ago period. The Gulf Coast 5-3-2 crack spread was $7.45 per barrel in the third quarter 2010, versus $6.38 in the third quarter 2009.

Direct operating expense per barrel sold was $5.96 per barrel in the third quarter 2010, versus $4.82 per barrel in the third quarter 2009, primarily due to lower throughput volumes and increased labor and other expenses related to the maintenance conducted in July and August 2010.

Refining margin, adding back inter-company product marketing fees of $0.60 per barrel, was $6.30 per barrel sold in the third quarter 2010, compared to $4.37 per barrel sold in the third quarter 2009.

Retail Segment

Retail segment contribution margin was $18.7 million in the third quarter 2010, compared to $17.4 million in the third quarter 2009. The year-over-year improvement in contribution margin was primarily attributable to strong growth in same-store fuel (gallons) and merchandise sales, increased gross profit generation on select merchandise, as well as an increase in the retail fuel margin, when compared to the year-ago period.

On a year-over-year basis, same-store fuel gallons sold increased 5.2 percent in the third quarter 2010, versus an increase of 1.0 percent in the third quarter 2009. The retail segment sold a total of 108.2 million gallons during the three months ended September 30, 2010, versus 108.4 million gallons in the prior year period. At the conclusion of the third quarter 2010, the retail segment operated 420 locations, versus 452 locations in the prior-year period.

The Company’s retail fuel margin was 19.6 cents per gallon in the third quarter 2010, compared to 18.0 cents per gallon in the prior year period. The increase is partially attributable to favorable blending economics associated with the Company’s ongoing E-10 (ethanol) blended fuel program and strategic pricing efforts.

On a year-over-year basis, same-store merchandise sales increased 6.3 percent in the third quarter 2010, versus an increase of 1.8 percent in the third quarter 2009. The improvement in same-store merchandise sales is attributable to several key factors, including successful promotional efforts within the dairy, grocery and beer categories, consumer acceptance of recently introduced private label products, as well as continued growth in fresh food sales.

For the second consecutive quarter, same-store sales of food and fountain increased, when compared to the prior year period. Same-store sales of food and fountain increased 6.6 percent in the third quarter 2010, when compared to the third quarter 2009, due primarily to the ongoing success of franchised quick-service restaurant (QSR) concepts at select locations, in addition to improved continued consumer acceptance of the Company’s ongoing fresh “grab-n-go” food initiative.

Merchandise margin declined to 30.1 percent in the third quarter 2010, versus 31.3 percent in the year-ago period. The year-over-year decline was attributable to introductory pricing on select merchandise, as well as promotional pricing.

Marketing Segment

Marketing segment contribution margin was $5.7 million in the third quarter 2010, compared to $3.9 million in the third quarter 2009.

Total sales volumes increased 18.6 percent to 14,114 barrels per day in the third quarter 2010, compared to 11,897 barrels per day in the third quarter 2009. Total sales volumes increased on a year-over-year basis for the third consecutive quarter during the third quarter 2010, as regional demand trends for distillate products remained strong in the period, when compared to the third quarter 2009.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure, for the three months ended September 30, 2010 and for the three months ended September 30, 2009.

Delek US reported no adjustments to the Company’s net income from continuing operations for the three months ended September 30, 2010.

	For the Three Months Ended September 30, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Basic

Unadjusted from Continuing Operations
Continuing Operations	$(14.0)	$(9.9)	$(0.18)
Discontinued Operations	-	-	-
Total	(14.0)	(9.9)	(0.18)

Adjusted from Continuing Operations	(14.0)	(9.9)	(0.18)
Discontinued Operations	-	-	-
Adjusted Total	$(14.0)	$(9.9)	$(0.18)

The following items are excluded in the calculation of adjusted net income from continuing operations for the three months ended September 30, 2009:

	For the Three Months Ended September 30, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Basic

Unadjusted from Continuing Operations
Continuing Operations	$(7.0)	$(4.8)	$(0.09)
Discontinued Operations	-	-	-
Total	(7.0)	(4.8)	(0.09)

Adjustments:
Loss:
Reversal of Previously Recognized LIFO Gain (Refining Segment)	1.0	0.7	0.01
Income:
Property Damage Proceeds, net (Refining Segment)	(5.8)	(3.8)	(0.07)
Total	(4.8)	(3.1)	(0.06)

Adjusted from Continuing Operations	(11.8)	(7.9)	(0.15)
Discontinued Operations	-	-	-
Adjusted Total	$(11.8)	$(7.9)	$(0.15)

Third Quarter 2010 | Conference Call Information

The Company will hold a conference call to discuss its third quarter 2010 results on November 4, 2010 at 11:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 18, 2010 by dialing (800) 642-1687, passcode 17638552. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, the marketing and supply of refined products, the retail marketing of refined products and the sale of general merchandise in its retail locations. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; reliability of our operating assets; changes in the scope, costs, and/or timing of capital projects; our competitive position and the effects of competition; the projected growth of the industry in which we operate; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; losses from derivative instruments; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$17.5	$68.4
Accounts receivable	95.2	76.7
Inventory	133.0	116.4
Other current assets	9.1	50.1
Total current assets	254.8	311.6

Property, plant and equipment:
Property, plant and equipment	889.5	865.5
Less: accumulated depreciation	(207.6)	(173.5)
Property, plant and equipment, net	681.9	692.0

Goodwill	71.9	71.9
Other intangibles, net	8.3	9.0
Minority investment	131.6	131.6
Other non-current assets	10.8	6.9
Total assets	$1,159.3	$1,223.0

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$193.5	$192.5
Current portion of long-term debt and capital lease obligations	150.4	17.7
Note payable to related party	-	65.0
Accrued expenses and other current liabilities	46.4	47.0
Total current liabilities	390.3	322.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	79.8	234.4
Note payable to related party	44.0	-
Environmental liabilities, net of current portion	3.2	5.3
Asset retirement obligations	7.2	7.0
Deferred tax liabilities	107.7	110.5
Other non-current liabilities	11.3	12.6
Total non-current liabilities	253.2	369.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 54,395,708 and 53,700,570 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	0.5	0.5
Additional paid-in capital	287.0	281.8
Retained earnings	228.3	248.7
Total shareholders' equity	515.8	531.0
Total liabilities and shareholders' equity	$1,159.3	$1,223.0

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Net Sales	$875.5	$835.6	$2,766.1	$1,817.2
Operating costs and expenses:
Cost of goods sold	793.7	760.4	2,509.5	1,607.7
Operating expenses	58.2	57.3	170.1	159.8
Insurance proceeds - business interruption	-	(6.0)	(12.8)	(64.1)
Property damage proceeds, net	-	(5.8)	(4.0)	(24.7)
General and administrative expenses	14.9	15.5	45.0	45.8
Depreciation and amortization	14.4	13.9	44.9	36.6
Loss on sale of assets	0.2	1.9	0.3	1.9
Total operating costs and expenses	881.4	837.2	2,753.0	1,763.0
Operating (loss) income	(5.9)	(1.6)	13.1	54.2
Interest expense	8.1	6.8	25.6	17.2
Interest income	-	-	-	(0.1)
Other (income) expenses, net	-	(1.4)	-	0.6
Total non-operating costs and expenses	8.1	5.4	25.6	17.7
(Loss) income from continuing operations before income tax (benefit) expense	(14.0)	(7.0)	(12.5)	36.5
Income tax (benefit) expense	(4.1)	(2.2)	(3.5)	13.1
(Loss) income from continuing operations	(9.9)	(4.8)	(9.0)	23.4
Loss from discontinued operations, net of tax	-	-	-	(1.6)
Net (loss) income	$(9.9)	$(4.8)	$(9.0)	$21.8

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.18)	$(0.09)	$(0.17)	$0.44
Loss from discontinued operations	-	-	-	(0.03)
Total basic (loss) earnings per share	$(0.18)	$(0.09)	$(0.17)	$0.41

Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(0.18)	$(0.09)	$(0.17)	$0.43
Loss from discontinued operations	-	-	-	(0.03)
Total diluted (loss) earnings per share	$(0.18)	$(0.09)	$(0.17)	$0.40

Weighted average common shares outstanding:
Basic	54,385,007	53,700,497	54,220,553	53,690,793
Diluted	54,385,007	53,700,497	54,220,553	54,449,404

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.1125	$0.1125

Adjusted (loss) earnings per share from continuing operations	$(0.18)	$(0.15)	$(0.22)	$0.07
Loss per share from discontinued operations	-	-	-	(0.03)
Adjusted (loss) earnings per share	$(0.18)	$(0.15)	$(0.22)	$0.04

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2010	2009
Cash Flow Data
Cash flows provided by operating activities:	$40.0	$151.3
Cash flows used in investing activities:	(30.1)	(105.1)
Cash flows (used in) provided by financing activities:	(60.8)	46.2
Net (decrease) increase in cash and cash equivalents	$(50.9)	$92.4

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended September 30, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$357.2	$402.7	$115.1	$0.5	$875.5
Intercompany marketing fees and sales	(2.1)	-	4.8	(2.7)	-
Operating costs and expenses:
Cost of goods sold	330.7	349.9	113.3	(0.2)	793.7
Operating expenses	25.5	34.1	0.9	(2.3)	58.2
Segment contribution margin	$(1.1)	$18.7	$5.7	$0.3	23.6
General and administrative expense					14.9
Depreciation and amortization					14.4
Loss on sale of assets					0.2
Operating loss					$(5.9)

Total assets	$519.5	$416.3	$75.3	$148.2	$1,159.3

Capital spending (excluding business combinations)	$12.8	$2.9	$-	$-	$15.7

	Three Months Ended September 30, 2009
	Refining	Retail (1)	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$366.1	$382.9	$86.5	$0.1	$835.6
Intercompany marketing fees and sales	2.1	-	3.6	(5.7)	-
Operating costs and expenses:
Cost of goods sold	347.5	330.4	85.7	(3.2)	760.4
Operating expenses	24.1	35.1	0.5	(2.4)	57.3
Insurance proceeds - business interruption	(6.0)	-	-	-	(6.0)
Property damage proceeds, net	(5.8)	-	-	-	(5.8)
Segment contribution margin	$8.4	$17.4	$3.9	$-	29.7
General and administrative expense					15.5
Depreciation and amortization					13.9
Loss on sale of assets					1.9
Operating loss					$(1.6)

Total assets	$554.0	$434.6	$67.4	$210.6	$1,266.6

Capital spending (excluding business combinations)	$7.9	$4.2	$-	$-	$12.1

	Nine Months Ended September 30, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,216.9	$1,194.1	$354.5	$0.6	$2,766.1
Intercompany marketing fees and sales	3.6	-	15.2	(18.8)	-
Operating costs and expenses:
Cost of goods sold	1,123.4	1,048.4	349.5	(11.8)	2,509.5
Operating expenses	73.8	101.5	2.0	(7.2)	170.1
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.0)	-	-	-	(4.0)
Segment contribution margin	$40.1	$44.2	$18.2	$0.8	103.3
General and administrative expense					45.0
Depreciation and amortization					44.9
Loss on sale of assets					0.3
Operating income					$13.1

Capital spending (excluding business combinations)	$32.2	$8.0	$-	$0.1	$40.3

	Nine Months Ended September 30, 2009
	Refining	Retail (1)	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$528.2	$1,041.6	$246.9	$0.5	$1,817.2
Intercompany marketing fees and sales	(5.3)	-	13.0	(7.7)	-
Operating costs and expenses:
Cost of goods sold	465.6	903.4	242.4	(3.7)	1,607.7
Operating expenses	60.0	103.3	0.9	(4.4)	159.8
Insurance proceeds - business interruption	(64.1)	-	-	-	(64.1)
Property damage proceeds, net	(24.7)	-	-	-	(24.7)
Segment contribution margin	$86.1	$34.9	$16.6	$0.9	138.5
General and administrative expense					45.8
Depreciation and amortization					36.6
Loss on sale of assets					1.9
Operating income					$54.2

Capital spending (excluding business combinations)	$142.9	$10.7	$-	$-	$153.6

(1) Retail operating results for the three and nine months ended September 30, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009 (1)
Days operated in period	92	92	273	136
Total sales volume (average barrels per day) (2)	46,500	54,266	53,008	55,758
Products manufactured (average barrels per day):
Gasoline	24,953	29,735	29,618	28,653
Diesel/jet	17,837	19,581	19,617	20,168
Petrochemicals, LPG, NGLs	1,280	2,600	1,598	2,666
Other	1,861	2,176	1,911	2,286
Total production	45,931	54,092	52,744	53,773
Refinery throughput (average barrels per day):
Crude oil	45,310	49,530	50,447	51,555
Other feedstocks	2,142	6,388	3,491	4,322
Total refinery throughput	47,452	55,918	53,938	55,877
Per barrel of sales:
Refining operating margin	$5.70	$4.15	$6.71	$7.87
Refining operating margin excluding intercompany marketing service fees	$6.30	$4.37	$7.27	$9.03
Direct cash operating expenses	$5.96	$4.82	$5.10	$7.69
Pricing statistics (average for the period presented)
WTI — Cushing crude oil (per barrel)	$76.09	$68.24	$77.60	$68.00
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	$7.45	$6.38	$7.87	$6.93
U.S. Gulf Coast unleaded gasoline (per gallon)	$1.98	$1.81	$2.04	$1.83
Ultra low sulfur diesel (per gallon)	$2.09	$1.79	$2.09	$1.77
Natural gas (per MMBTU)	$4.31	$3.15	$4.59	$3.35

Marketing Segment
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Days operated in period	92	92	273	273
Products sold (average barrels per day):
Gasoline	6,685	6,423	6,712	6,848
Diesel/jet	7,379	5,434	7,594	6,251
Other	50	40	48	52
Total sales	14,114	11,897	14,354	13,151

Retail Segment	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009 (3)	2010	2009 (3)
Number of stores (end of period)	420	452	420	452
Average number of stores	423	464	431	465
Retail fuel sales (thousands of gallons)	108,212	108,397	320,326	325,460
Average retail gallons per average number of stores (in thousands)	256	234	742	700
Retail fuel margin ($ per gallon)	$0.196	$0.180	$0.171	$0.139
Merchandise sales (in millions)	$103.2	$102.4	$291.4	$292.6
Merchandise margin %	30.1%	31.3%	30.7%	31.2%
Credit expense (% of gross margin)	8.7%	8.0%	9.2%	8.2%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	15.6%	16.1%	16.0%	16.1%

(1) The refinery did not operate during the period from November 21, 2008 through May 17, 2009 due to the November 20, 2008 explosion and fire. The refinery resumed full operations on May 18, 2009. Sales volumes also included minimal sales of intermediate products made prior to the restart of the refinery.

(2) Sales volume includes 64 and 479 barrels per day, respectively, sold to the marketing segment during the three and nine months ended September 30, 2010, and 151 during both the three and nine months ended September 30, 2009.

(3) Retail operating results for the three and nine months ended September 30, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel R. Ryan III, 615-435-1356
Director – Head of Investor Relations & Communications
or
Israel Media Relations Contact:
Moshe Gal
Gilav
972-54-7722029